UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2016

Corporate Property Associates 17 - Global Incorporated

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-52891	20-8429087
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2016, Corporate Property Associates 17 - Global Incorporated (the “Company”) announced that, effective October 14, 2016, Ms. ToniAnn Sanzone will be appointed as Chief Financial Officer of the Company, succeeding Mr. Hisham Kader, who is resigning from his position as Chief Financial Officer of the Company, effective as of that same date.

Ms. Sanzone, age 39, became Controller of the Company in April 2013 and is currently the Chief Accounting Officer. Ms. Sanzone previously worked from 2006 to 2013 at iStar Inc., a publicly-traded, fully integrated finance and investment company, where she served in various capacities, including most recently as Corporate Controller. From 2004 to 2006, Ms. Sanzone served in various accounting and financial reporting roles at Bed Bath and Beyond, Inc., a publicly traded company. Ms. Sanzone also held various positions in the assurance and advisory services practice of Deloitte LLP from 1998 to 2004. Ms. Sanzone is a Certified Public Accountant licensed in the states of New York and New Jersey. She graduated magna cum laude with a B.S. in Accounting from Long Island University, C.W. Post (now LIU Post).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 17 - Global Incorporated

Date: September 22, 2016	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director and Corporate Secretary